UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007

PETRO RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
777 Post Oak Boulevard Suite 910
Houston, Texas 77056
(Address of principal executive offices)
(832) 369-6986
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
     (a) On September 19, 2007, PRC Williston, LLC, the wholly-owned subsidiary of Petro Resources Corporation (the “Subsidiary”) entered into a letter agreement with D. B. Zwirn Special Opportunities Fund, L.P. (“Zwirn”), the effect of which is to amend that certain credit agreement dated February 16, 2007, as previously amended on August 14, 2007, by and between the Subsidiary and certain lenders of which Zwirn served as administrative agent (the Credit Agreement”).
     The September 19, 2007 letter agreement between the Subsidiary and Zwirn (the “Amendment”) amends the Credit Agreement to (i) extend the date of the prepayment of the loans due under the Credit Agreement until November 30, 2007 and (ii) advance an additional $7.4 million to the Subsidiary under the Credit Agreement.
     In consideration for extending the prepayment date and for providing the additional capital, the Subsidiary agreed to pay $625,000 to Zwirn.
     A copy of the Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the Credit Agreement was filed as an exhibit to the Company’s annual report on Form 10-KSB, filed with the Commission on April 2, 2007, and is incorporated herein by reference. A copy of the August 14, 2007 letter agreement amending the Credit Agreement was filed as an exhibit to the Company’s quarterly report on Form 10-QSB, filed with the Commission on August 14, 2007 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 10.1	Letter Agreement dated September 19, 2007, between PRC Williston, LLC and D. B. Zwirn Special Opportunities Fund, L.P.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PETRO RESOURCES CORPORATION
Date: September 24 , 2007	/s/ Wayne P. Hall
Wayne P. Hall
Chief Executive Officer